Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, $0.001 par value, of Yongye International, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

October 8, 2013

GLENHILL ADVISORS, LLC

By:	/s/ GLENN J. KREVLIN
Name:	Glenn J. Krevlin
Title:	Managing Member

/s/ GLENN J. KREVLIN
Name:	Glenn J. Krevlin

GLENHILL CAPITAL ADVISORS, LLC

By:	/s/ KREVLIN MANAGEMENT, INC.
Managing Member

By:	/s/ GLENN J. KREVLIN
Name:	Glenn J. Krevlin
Title:	President

GLENHILL CAPITAL MANAGEMENT, LLC

By:	/s/ GLENHILL ADVISORS, LLC
Managing Member

By:	/s/ GLENN J. KREVLIN
Name:	Glenn J. Krevlin
Title:	Managing Member